As filed with the Securities and Exchange Commission on January 7, 2003
Registration No. 333-102261

SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHAMPPS ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	04-3370491 (I.R.S. Employer Identification No.)

WILLIAM H. BAUMHAUER
Champps Entertainment, Inc.
10375 Park Meadows Drive, Suite 560
Englewood, Colorado 80124
(303) 804-1333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and agent for service)

Copies to:

STEVEN S. SIEGEL
Brownstein Hyatt & Farber, P.C.
410 Seventeenth Street, 22nd Floor
Denver, Colorado 80202
(303) 223-1100

Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

Exhibit No.	Description
2.1
Certificate of Ownership and Merger between Champps Entertainment, Inc. and Unique Casual Restaurants, Inc., dated July 26, 1999 (incorporated by reference to Exhibit 2.9 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2002).

3.1
Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10–12G (File No. 22639) filed on June 3, 1997).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 10–12G (File No. 22639) filed on June 3, 1997).
4.1
Amended and Restated Shareholder Rights Agreement, dated as of January 30, 1998, between the Company and American Stock Transfer and Trust Company, as Rights Agent (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed February 2, 1998).

4.2
First Amendment to the Shareholder Rights Agreement between Champps Entertainment, Inc. and American Stock Transfer and Trust Company, dated December 8, 1999 (incorporated by reference to the Registrant’s Form 10-K filed on September 30, 2002).

4.3	Form of 5.50% Convertible Subordinated Note (incorporated by reference to Registrant’s Form 8-K filed on December 16, 2002).
4.4	Form of Warrant to Purchase common stock (incorporated by reference to Registrant’s Form 8-K filed on December 16, 2002).
4.5	Form of Registration Rights Agreement (incorporated by reference to Registrant’s Form 8-K filed on December 16, 2002).
5.1	Opinion of Brownstein Hyatt & Farber, P.C.
23.1	Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit 5.1).
23.2	Consent of KPMG LLP (previously filed)
24.1	Power of Attorney (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned on January 7, 2003.

CHAMPPS ENTERTAINMENT, INC. a Delaware corporation

By:	/s/ William H. Baumhauer
Name: William H. Baumhauer Title: Chief Executive Officer, President and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ William H. Baumhauer William H. Baumhauer	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	January 7, 2003

* Frederick J. Dreibholz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 7, 2003

* Timothy Barakett	Director	January 7, 2003

* James Goodwin	Director	January 7, 2003

* Nathaniel Rothschild	Director	January 7, 2003

* Alan D. Schwartz	Director	January 7, 2003

* Stephen F. Edwards	Director	January 7, 2003

* Michael P. O’Donnell	Director	January 7, 2003

* Charles G. Phillips	Director	January 7, 2003

Name and Signature	Title	Date

* Ian Hamilton	Director	January 7, 2003

* /s/ William H. Baumhauer
William H. Baumhauer (attorney in fact)

EXHIBIT INDEX

Exhibit Number	Description of Document
2.1
Certificate of Ownership and Merger between Champps Entertainment, Inc. and Unique Casual Restaurants, Inc., dated July 26, 1999 (incorporated by reference to Exhibit 2.9 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2002).

3.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form 10-12G (File No. 22639), filed on June 3, 1997).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form 10-12G (File No. 22639), filed on June 3, 1997).
4.1
Amended and Restated Shareholder Rights Agreement, dated as of January 30, 1998, between the Company and American Stock Transfer and Trust Company, as Rights Agent (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed February 2, 1998).

4.2
First Amendment to the Shareholder Rights Agreement, dated December 8, 1999, between Champps Entertainment, Inc. and American Stock Transfer and Trust Company (incorporated by reference the Registrant’s Form 10-K filed on September 30, 2002).

4.3	Form of 5.50% Convertible Subordinated Note (incorporated by reference to Registrant’s Form 8-K filed on December 16, 2002).
4.4	Form of Warrant to Purchase common stock (incorporated by reference to Registrant’s Form 8-K filed on December 16, 2002).
4.5	Form of Registration Rights Agreement (incorporated by reference to Registrant’s Form 8-K filed on December 16, 2002).
5.1	Opinion of Brownstein Hyatt & Farber, P.C.
23.1	Consent of Brownstein Hyatt & Farber, P.C. (included in Exhibit 5.1).
23.2	Consent of KPMG LLP (previously filed).
24.1	Power of Attorney (previously filed).

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